Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Star Gas Partners, L.P.:

We consent to incorporation by reference in this registration statement on Form S-4 of Star Gas Partners, L.P. of our report dated November 26, 2002, except as to note 20, which is as of February 3, 2003, relating to the consolidated balance sheets of Star Gas Partners, L.P. and subsidiaries as of September 30, 2001 and 2002, and the related consolidated statements of operations, comprehensive income (loss), partners’ capital, and cash flows for each of the years in the three-year period ended September 30, 2002, which report appears in the Form 8-K of Star Gas Partners, L.P. dated March 17, 2003.

Additionally, we consent to the incorporation by reference in this registration statement on Form S-4 of Star Gas Partners, L.P. of our report dated November 26, 2002, with respect to the balance sheets of Star Gas LLC as of September 30, 2001 and 2002, which report appears in the Form 8-K of Star Gas Partners, L.P. dated March 17, 2003.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Stamford, Connecticut

March 17, 2003

Exhibit 23.1

Consent of Independent Auditors

The Board of Directors

Star Gas Partners, L.P.:

We consent to the incorporation by reference in this registration statement on Form S-4 of Star Gas Partners, L.P. of our report dated August 27, 2001, with respect to the consolidated balance sheets of Meenan Oil Co., L.P. and Subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of income and partners’ equity (deficit), comprehensive income and cash flows for each of the years in the three-year period ended June 30, 2001, which report appears in the Form 8-K of Star Gas Partners, L.P. dated March 17, 2003.

We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Melville, New York

March 17, 2003